UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2020

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	HCDI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective as of November 25, 2020, Mr. Robb Kenyon resigned as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee. Mr. Kenyon’s resignation from the respective committees was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Kenyon remains a director on the Company’s Board of Directors.

Nasdaq’s compensation and nominating committee phase-in requirements as set forth in Listing Rule 5615(c)(3) require that the Company’s Compensation Committee and Nominating and Corporate Governance Committee be composed (i) of a majority of independent directors during the phase-in period and (ii) solely of independent directors following the phase-in period.

Effective as of November 25, 2020, Mr. Wally Walker, an independent director, was appointed to the Board’s Compensation Committee and Nominating and Corporate Governance Committee to fill the vacancies created by Mr. Kenyon’s resignation from the aforementioned committees. The Board’s Compensation Committee and Nominating and Corporate Governance Committee now have a majority of independent directors in compliance with the Nasdaq rules as the Company is in the phase-in period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: November 30, 2020	By:	/s/ Jeff Habersetzer
Jeff Habersetzer
General Counsel and Secretary